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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 15, 2002


                                 Omnicare, Inc.
             (Exact name of registrant as specified in its charter)


               Delaware                         1-8269                  31-1001351
     (State or other jurisdiction             (Commission              (IRS Employer
           of incorporation)                 File Number)           Identification No.)


              100 East RiverCenter Boulevard                             41011
                        Suite 1600                                     (Zip Code)
                    Covington, Kentucky
         (Address of principal executive offices)


Registrant's telephone number, including area code:   (859) 392-3300

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.  Other Events and Regulation FD Disclosure.

On August 15, 2002, Omnicare, Inc. ("Omnicare") entered into a settlement agreement that resolves all matters relating to the Neighborcare Litigation, described below, and will result in a dismissal with prejudice of the Neighborcare Litigation. Neighborcare Pharmacy Services, Inc. ("Neighborcare"), a subsidiary of Genesis Health Ventures, Inc., filed suit in the Circuit Court for Baltimore County, Maryland (Case No. 03-C-99-007379), against Omnicare and Heartland Health Services ("HHS"), a joint venture in which an Omnicare subsidiary is a partner (the "Neighborcare Litigation") and sought substantial damages and injunctive relief. The Neighborcare Litigation related to certain service agreements between Neighborcare and HCR/Manorcare on the one hand, and Omincare or HHS and HCR/Manorcare, on the other, under which pharmacy services are provided to nursing homes and other long-term care facilities operated by HCR/Manorcare. All parties to the settlement of the Neighborcare Litigation entered into mutual releases. The settlement did not involve any payments by Omnicare. The settlement has no adverse impact on Omnicare's results of operations or financial condition.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          OMNICARE, INC.


                          By: /s/ David W. Froesel, Jr.
                              ----------------------------------
                              Name:  David W. Froesel, Jr.
                              Title: Senior Vice President and
                                     Chief Financial Officer



Dated:  August 19, 2002


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